Exhibit 10.56

22 December 2005

Linc Energy, Ltd.

AMP Plaza

Level 7

10 Eagle Street

Brisbane

Queensland, Australia

Re.:	1st Extension of time under Memorandum of Agreement

Dear Peter,

Upon reviewing the Memorandum of Agreement between Syntroleum International Corporation (“Syntroleum”) and Linc Energy, Ltd. (“Linc”) effective 15 August 2005 (hereinafter the “Memorandum”), Syntroleum recognizes that the Memorandum is set to expire on 31 December 2005 unless extended. Syntroleum desires to continue its relationship with Linc under the terms of the Memorandum, and Syntroleum believes it is in the interest of both parties to extend the life of the Memorandum. Accordingly, Syntroleum kindly requests that Linc give its mutual assent to the following:

Each of Syntroleum and Linc agree to extend the terms of the Memorandum until June 30, 2006, unless further extended by mutual agreement of the parties. This extension shall become effective immediately upon the expiry of the prior term.

Pursuant to the rules of the U.S. Securities & Exchange Commission (the “SEC”), Syntroleum may be required to update its prior disclosure and to report this extension of time to maintain compliance. By your signature below, it is intended that you are also giving your assent to Syntroleum to make the necessary disclosure to ensure its continued compliance with the SEC.

Sincerely,

SYNTROLEUM INTERNATIONAL CORPORATION

/s/ Kenneth R. Roberts

Kenneth R. Roberts

Vice President

Accepted and Agreed to by the undersigned

on this 28 day of December, 2005.

LINC ENERGY, LTD.

By:	/s/ Peter Bond
Name:	Peter Bond
Title:	CEO

26 June 2006

Linc Energy, Ltd.

AMP Plaza

Level 7

10 Eagle Street

Brisbane

Queensland, Australia

Re.:	2nd Extension of time under Memorandum of Agreement

Dear Peter,

Previously, Syntroleum International Corporation (“Syntroleum”) and Linc Energy, Ltd. (“Linc”) entered into the Memorandum of Agreement effective 15 August 2005, which was amended by letter agreement effective 28 December 2005 to extend the original expiry date out to 30 June 2006 (collectively hereinafter the “Memorandum”). Syntroleum and Linc desire to continue our relationship under the terms of the Memorandum, and Syntroleum and Linc believe it is in our mutual interest to further extend the Memorandum to allow sufficient time for the parties to act in furtherance of the Memorandum. As evidenced by their signatures below, Syntroleum and Linc each give their assent to the following:

Each of Syntroleum and Linc agree to extend the terms of the Memorandum until December 31, 2006, unless further extended by mutual agreement of the parties. This extension shall become effective immediately.

Pursuant to the rules of the U.S. Securities & Exchange Commission (the “SEC”), Syntroleum may be required to update its prior disclosure and to report this extension of time to maintain compliance. By your signature below, it is intended that you are also giving your assent to Syntroleum to make the necessary disclosure to ensure its continued compliance with the SEC.

Sincerely,

SYNTROLEUM INTERNATIONAL CORPORATION

/s/ Kenneth R. Roberts

Kenneth R. Roberts

Senior Vice President

Accepted and Agreed to by the undersigned

on this 27 day of June, 2006.

LINC ENERGY, LTD.

By:	/s/ Peter Bond

Name:	Peter Bond

Title:	Managing Director